Exhibit 99.1

News Release

www.nortel.com

FOR IMMEDIATE RELEASE:                                                                                               March 19, 2010

For more information:

Jamie Moody

972-684-7167

moodyjam@nortel.com

Nortel Completes Sale of Optical Networking and Carrier Ethernet Business to Ciena

Announces Management Changes

•	Sale of Optical Networking and Carrier Ethernet businesses is effective end of day March 19, 2010
•	2,000 Nortel Employees are joining Ciena

TORONTO – Nortel* Networks Corporation [OTC: NRTLQ] announced today that it, its principal operating subsidiary Nortel Networks Limited (NNL), and certain of its other subsidiaries including Nortel Networks Inc. and Nortel Networks UK Limited have completed the sale of substantially all of the assets of Nortel’s Optical Networking and Carrier Ethernet businesses to Ciena Corporation (Ciena). Ciena has elected, as permitted by the terms of the sale agreement, to replace the US$239 million principal amount of convertible notes with cash consideration of US$244 million, and thus pay an all cash purchase price of approximately US$774 million, subject to a working capital adjustment currently estimated as a downward adjustment of approximately US$62 million. Under the terms of the sale, Nortel will provide certain transitional services to Ciena.

“This successful divestiture of another large-scale business illustrates the significant progress on Nortel’s plan to preserve both our technology innovation and rich base of skilled employees, while obtaining significant value through the sale of our businesses,” said Pavi Binning, Chief Restructuring Officer, Nortel. “The sale of our Optical and Carrier Ethernet businesses to Ciena enables customers to continue to benefit from Nortel’s rich heritage of innovation in optical networking. It also provides a path forward for 2,000 skilled employees who will now take their expertise to Ciena.”

As previously announced, Nortel does not expect that the Company’s common shareholders or the NNL preferred shareholders will receive any value from the creditor protection proceedings and expects that the proceedings will result in the cancellation of these equity interests.

Management Changes

With the sale of the Company’s main businesses and the focus of Nortel Business Services (NBS) and Nortel’s Corporate Group on the remaining work previously announced on February 11th, Pavi Binning, Chief Restructuring Officer, Chief Financial Officer and Executive Vice President, and the Board of Directors, have jointly determined that it is an appropriate point for Mr Binning to step down from his position and to depart from the Company. Effective March 21, 2010, Pavi will step down from his role as CRO, CFO and EVP and for a short period thereafter, Mr Binning will stay on with the Company to assist in the completion of the announced business sales and in the transition of certain of his responsibilities. Effective March 22, 2010, John Doolittle will assume the role of Chief Financial Officer of the Company and Nortel Networks Limited in addition to his current responsibilities leading the Corporate Group. In light of the milestones met to date and the focus of the remaining work, the position of CRO will not be filled.

“Pavi has been an excellent leader for the organization under very challenging circumstances,” said David Richardson, Chairman of the Board, Nortel. “He has played a key role in the Company meeting its restructuring objectives including maximizing the value of Nortel’s assets through the sale of the businesses in a very difficult economic environment, with a focus on ensuring the best outcome for Nortel’s businesses and its creditors, which include employees and bondholders. On behalf of the Board of Directors and other stakeholders, I would like to thank and acknowledge Pavi for his outstanding leadership and contribution throughout this critical time.”

About Nortel

For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.

Certain statements in this press release may contain words such as “could”, “expects”, “may”, “should”, “will”, “anticipates”, “believes”, “intends”, “estimates”, “targets”, “plans”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities laws. These statements are based on Nortel’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Nortel operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. Nortel’s assumptions, although considered reasonable by Nortel at the date of this press release, may prove to be inaccurate and consequently Nortel’s actual results could differ materially from the expectations set out herein.

Actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following: (i) risks and uncertainties relating to the Creditor Protection Proceedings including: (a) risks associated with Nortel’s ability to: stabilize the business and maximize the value of Nortel’s businesses; obtain required approvals and successfully consummate pending and future divestitures; ability to satisfy transition services agreement obligations in connection with divestiture of operations; successfully conclude ongoing discussions for the sale of Nortel’s other assets or businesses; develop, obtain required approvals for, and implement a court approved plan; resolve ongoing issues with creditors and other third parties whose interests may differ from Nortel’s; generate cash from operations and maintain adequate cash on hand in each of its jurisdictions to fund operations within the jurisdiction during the Creditor Protection Proceedings; access the EDC Facility given the current discretionary nature of the facility, or arrange for alternative funding; if necessary, arrange for sufficient debtor-in-possession or other financing; continue to have cash management arrangements and obtain any further required approvals from the Canadian Monitor, the U.K. Administrators, the French Administrator, the Israeli Administrators, the U.S. Creditors’ Committee, or other third parties; raise capital to satisfy claims, including Nortel’s ability to sell assets to satisfy claims against Nortel; maintain R&D investments; realize full or fair value for any assets or business that are divested; utilize net operating loss carryforwards and certain other tax attributes in the future; avoid the substantive consolidation of NNI’s assets and liabilities with those of one or more other U.S. Debtors; attract and retain customers or avoid reduction in, or delay or suspension of, customer orders as a result of the uncertainty caused by the Creditor Protection Proceedings; maintain market share, as competitors move to capitalize on customer concerns; operate Nortel’s business effectively under the new organizational structure, and in consultation with the Canadian Monitor, and the U.S. Creditors’ Committee and work effectively with the U.K. Administrators, French Administrator and Israeli Administrators in their respective administration of the EMEA businesses subject to the Creditor Protection Proceedings; continue as a going concern; actively and adequately communicate on and respond to events, media and rumors associated with the Creditor Protection Proceedings that could adversely affect Nortel’s relationships with customers, suppliers, partners and employees; retain and incentivize key employees and attract new employees as may be needed; retain, or if necessary, replace major suppliers on acceptable terms and avoid disruptions in Nortel’s supply chain; maintain current relationships with reseller partners, joint venture partners and strategic alliance partners; obtain court orders or approvals with respect to motions filed from time to time; resolve claims made against Nortel in connection with the Creditor Protection Proceedings for amounts not exceeding Nortel’s recorded liabilities subject to compromise; prevent third parties from obtaining court orders or approvals that are contrary to Nortel’s interests; reject, repudiate or terminate contracts; and (b) risks and uncertainties associated with: limitations on actions against any Debtor during the Creditor Protection Proceedings; the values, if any, that will be prescribed pursuant to any court approved plan to outstanding Nortel securities and, in particular, that Nortel does not expect that any value will be prescribed to the NNC common shares or the NNL preferred shares in any such plan; the delisting of NNC common shares from the NYSE; and the delisting of NNC common shares and NNL preferred shares from the TSX; and (ii) risks and uncertainties relating to Nortel’s business including: the sustained economic downturn and volatile market conditions and resulting negative impact on Nortel’s business, results of operations and financial position and its ability to accurately forecast its results and cash position; cautious capital spending by customers as a result of factors including current economic uncertainties; fluctuations in foreign currency exchange rates; any requirement to make larger contributions to defined benefit plans in the future; a high level of debt, arduous or restrictive terms and conditions related to accessing certain sources of funding; the sufficiency of workforce and cost reduction initiatives; any negative developments associated with Nortel’s suppliers and contract manufacturers including Nortel’s reliance on certain suppliers for key optical networking solutions components and on one supplier for most of its manufacturing and design functions; potential penalties, damages or cancelled customer contracts from failure to meet contractual obligations including delivery and installation deadlines and any defects or errors in Nortel’s current or planned products; significant competition, competitive pricing practices, industry consolidation, rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles, and other trends and industry characteristics affecting the telecommunications industry; any material, adverse affects on Nortel’s performance if its expectations regarding market demand for particular products prove to be wrong; potential higher operational and financial risks associated with Nortel’s international operations; a failure to protect Nortel’s intellectual property rights; any adverse legal judgments, fines, penalties or settlements related to any significant pending or future litigation actions; failure to maintain integrity of Nortel’s information systems; changes in regulation of the Internet or other regulatory changes; and Nortel’s potential inability to maintain an effective risk management strategy.

For additional information with respect to certain of these and other factors, see Nortel’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

*Nortel, the Nortel logo and the Globemark are trademarks of Nortel Networks.